UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2021 (June 8, 2021)

SHIFT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38839	82-5325852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 16th Street, Suite 310, San Francisco, CA	94103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 575-6739

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SFT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2021, Shift Technologies, Inc. (the “Company”) held its virtual 2021 Annual Meeting of Stockholders (the “Annual Meeting”), exclusively online via live webcast. At the close of business on April 12, 2021, the record date for the Annual Meeting, there were 84,137,756 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding. Holders of 55,995,797 shares of Common Stock were present at the Annual Meeting, either in person or by proxy, which constituted a forum for purposes of conducting business at the Annual Meeting.

The final voting results for each matter submitted to vote of stockholders at the Annual Meeting are set forth below.

Proposal 1: Election of Directors

The following directors were elected at the Annual Meeting as Class I Directors, each to serve until the Company’s 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The final voting results for each director was as follows:

Nominee	For	Withheld	Broker Non-Votes
Victoria McInnis	46,563,800	78,416	9,353,581
Kellyn Smith Kenny	46,570,862	71,354	9,353,581

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year 2021 was approved by the following vote:

For	Against	Abstain
55,826,504	117,817	51,476

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT TECHNOLOGIES, INC.

Dated: June 10, 2021	/s/ George Arison
	Name:	George Arison
	Title:	Co-Chief Executive Officer and Chairman